UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 New Montgomery Street

San Francisco, California 94105-3607

(Address, including zip code, of principal executive offices)

(415) 638-9950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2025, Unity Software Inc. (the “Company”) entered into an agreement (the “Agreement”) with Anirma Gupta, with respect to Ms. Gupta’s transition from her role as the Company’s Senior Vice President and Chief Legal Officer, effective November 14, 2025 (the “Transition Date”). Ms. Gupta will continue as an employee and will serve as the Company’s Strategic Legal Advisor and assist with the transition of her responsibilities until she departs from the Company, effective May 15, 2026 (the “Termination Date”).

Pursuant to the Agreement, from the Transition Date through the Termination Date (the “Transition Period”), Ms. Gupta will continue to receive her base salary and her previously granted equity awards will continue to vest. In addition, Ms. Gupta will be entitled to receive the following benefits as of the Termination Date, subject to her compliance with the terms of the Agreement and her timely execution and non-revocation of a customary release of claims:

•

An extension of the post-termination exercise period of her vested stock options outstanding on the Termination Date until the earliest to occur of (i) three years following the Termination Date, (ii) the applicable expiration date of the applicable award, or (iii) such earlier date as provided or permitted under the applicable equity plan, subject to certain conditions described in the Agreement.

•	A lump sum cash payment in the amount of $253,750, less applicable state and federal payroll deductions, which is equal to twenty-six weeks of her base salary.

•	A lump sum cash payment in the amount of $380,625, less applicable state and federal payroll deductions, which is equal to 100% of her target bonus under the cash incentive bonus plan for 2025.

•	A lump sum cash payment in the amount of $17,780, less applicable state and federal payroll deductions, which is equivalent to six months’ payment for health care continuation costs.

The foregoing summary is not a complete description and is qualified in its entirety by reference to the full text and terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Agreement with Anirma Gupta dated November 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: November 12, 2025	By:	/s/ Jarrod Yahes
Jarrod Yahes

Senior Vice President, Chief Financial Officer
(Principal Financial Officer)